UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Support and Backstop Agreements

As previously announced, on February 9, 2009, Bowater Finance II LLC ("BowFin"), an indirect wholly owned subsidiary of AbitibiBowater Inc. (the "Company"), commenced (i) private exchange offers (the "Exchange Offers") with respect to six series of outstanding debt securities (the "Bowater Notes") issued by either Bowater Incorporated ("Bowater"), a wholly owned subsidiary of the Company, or Bowater Canada Finance Corporation, a wholly owned subsidiary of Bowater, (ii) a consent solicitation to effect certain amendments to the indentures governing the Bowater Notes, and (iii) a concurrent private offering of new 15.5% First Lien Notes due November 15, 2011 (the "First Lien Notes") to holders of Bowater Notes who tender notes in the exchange offers (the "Concurrent Notes Offering").

In connection with the Exchange Offers, on February 8, 2009, the Company and Bowater entered into (i) exchange and support agreements (the "Support Agreements") and (ii) backstop commitment agreements (the "Backstop Agreements") with holders of approximately $578 million in aggregate principal amount of the Bowater Notes, which represents approximately 32.0% of the outstanding Bowater Notes (the "Initial Backstop Group").  The Initial Backstop Group holds Bowater Notes representing 51.2% of the Bowater Notes that are required to achieve the minimum tender condition in the Exchange Offers.   Pursuant to the Support Agreements, the Initial Backstop Group has agreed, among other things, to tender such amount of Bowater Notes in the Exchange Offers. Pursuant to the Backstop Agreements, in the event BowFin does not receive subscriptions equal to $211.2 million in the Concurrent Notes Offering, the Initial Backstop Group will subscribe for additional First Lien Notes, up to approximately $144.6 million in additional subscriptions. Prior to the expiration of the Exchange Offers, BowFin intends to enter into Support Agreements and/or Backstop Agreements with other holders of Bowater Notes (the "Additional Backstop Group" and, collectively with the Initial Backstop Group, the "Backstoppers") for up to an additional approximately $66.6 million in backstop commitments.

In exchange for their backstop commitments, Backstoppers will receive (i) a cash fee equal to 5% of such Backstopper's commitment amount (which amount is payable whether or not the Exchange Offers are successfully completed); (ii) a fee equal to 2.5% of such Backstopper's commitment amount which shall be paid in First Lien Notes upon the closing of the Exchange Offers; and (iii) the right to exchange a portion of any 10.5% Third Lien Notes due March 31, 2012 (the "Third Lien Notes") they receive in the Exchange Offers for 10.0% Second Lien Notes due January 31, 2012 (the "Second Lien Notes").  In addition, in the event the Backstoppers are called upon to fulfill some portion of their backstop commitment, they will be entitled to receive (i) an additional $50 principal amount of First Lien Notes per $1,000 principal amount of such Backstopper's subscriptions for First Lien Notes accepted in the Concurrent Notes Offering and (B) their pro rata share (allocated based on each Backstopper's commitment amounts) of a pool of Second Lien Notes, with the aggregate amount of such pool based on tenders in the Exchange Offers that do not elect to participate in the Concurrent Notes Offering.

Pursuant to the terms of the Backstop Agreements, BowFin may not, except in limited circumstances, waive the minimum tender condition with respect to the Exchange Offers without the consent of members of the Initial Backstop Group holding a majority of the aggregate principal amount of Bowater Notes held by the Initial Backstop Group.

The obligations of the Backstoppers to purchase First Lien Notes pursuant to the Backstop Agreements are subject to a number of conditions, including, among other things, (i) delivery of certain agreements relating to the new notes to be issued in the Exchange Offers and Concurrent Notes Offering, (ii) delivery of certificates of officers with respect to certain representations made to the Backstoppers, (iii) delivery of the proposed amendments to Bowater's U.S. and Canadian Bank Credit Facilities, and (iv) the absence of certain of events occurring prior to closing of the Exchange Offers.  In addition, the Backstop

Agreements may be terminated as a result of, among other things, the failure of the Company and Bowater to enter into additional Backstop Agreements with respect to an additional $66.5 million in Commitment Amounts, the termination of the Additional Financing Transaction (as defined below), or a material adverse effect on the business, assets, financial conditions, liabilities or results of operations of Bowater, Bowater Newsprint South LLC and their respective U.S. majority owned subsidiaries.  In any event the Support Agreements and Backstop Agreements will terminate on March 31, 2009.

Note Purchase Agreement

In addition to the Exchange Offers, as previously disclosed, on February 8, 2009, the Company, Bowater and BowFin entered into a note purchase agreement (the "Note Purchase Agreement") with Fairfax Financial Holdings Limited ("Fairfax") whereby Fairfax has agreed to purchase, on a private placement basis, $80 million principal amount of First Lien Notes for a purchase price of $80 million (the "Additional Financing Transaction"). The Additional Financing Transaction is a separate private placement of First Lien Notes to Fairfax in addition to the Concurrent Notes Offering, and is being made contemporaneously with and contingent upon the Exchange Offers and the Concurrent Notes Offering.  Pursuant to the Note Purchase Agreement, Fairfax will also receive (i) a cash fee equal to 2.5% of the aggregate subscription amount under the Note Purchase Agreement, (ii) a 5% subscription fee payable in additional principal amount of First Lien Notes (which subscription fee is also being paid to the participants in the Concurrent Notes Offering), (iii) a 2.5% fee payable in principal amount of Second Lien Notes based on a portion, if any, of the Bowater Notes Fairfax tenders in the Exchange Offers and (iv) similar to the Backstoppers discussed above, the right to exchange a portion of any Third Lien Notes they would be entitled to receive in the Exchange Offers for Second Lien Notes.

Pursuant to the terms of the Note Purchase Agreement, BowFin may not, except in limited circumstances, waive the minimum tender condition with respect to the Exchange Offers without the consent of Fairfax.

The Note Purchase Agreement includes customary representations and warranties of the parties thereto.  Fairfax's obligations under the Note Purchase Agreement are subject to satisfaction of conditions substantially similar to those described above in connection with the Backstop Agreements and the Note Purchase Agreement and may be terminated in circumstances substantially similar to those pursuant to which the Backstop Agreements may be terminated.

Consummation of each of the Exchange Offers and the Concurrent Notes Offering is conditioned upon the consummation of the Additional Financing Transaction and, likewise, consummation of the Additional Financing Transaction is contingent on the consummation of both of those transactions.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: February 12, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

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